Exhibit 99.1

10/31/2006 - DynTek Acquires Sensible Security Solutions

Irvine, CA — October 31, 2006 — DynTek, Inc. (OTCBB: DYNK), a leading provider of professional technology solutions, today announced it has acquired the assets and operations of Sensible Security Solutions, based in Ottawa, Ontario.

For more information, contact:
Linda Ford
DynTek, Inc.
949-271-6705
linda.ford@dyntek.com

DynTek Acquires Sensible Security Solutions

Company Brings $7.0 million Revenue Stream, Enhanced Security Support
Solutions and Critical Mass in the Canadian Market

Irvine, CA — October 31, 2006 — DynTek, Inc. (OTCBB: DYNK), a leading provider of professional technology solutions, today announced it has acquired the assets and operations of Sensible Security Solutions, based in Ottawa, Ontario.

Founded in 1995, Sensible Security Solutions assists major Canadian organizations, both in the private and public sector, with the design and implementation of comprehensive, enterprise-level security solutions.  In addition to professional technology services, SSS provides security support services 24x7, through online, phone and email support using a centralized customer service center in Ottawa, Ontario.  For the twelve months ended June 30, 2006, SSS realized revenues in excess of $7.0US million.

Paul Saucier, president of Sensible Security Solutions will serve as president of DynTek Canada, Inc.  “SSS is excited about the opportunity to broaden the reach of our highly scalable security support services to DynTek’s operations throughout Canada and the United States” said Saucier. “We have garnered a reputation for being a premiere security solutions provider, and look forward to integrating with DynTek to build upon our leading position in the Canadian security market.”

“This acquisition will strengthen DynTek Canada’s security services practice and bring a new value-add to the DynTek customer base — a comprehensive security support service and help desk,” said Casper Zublin, Jr., DynTek’s chief executive officer.  “SSS’s strong client relationships and vendor partnerships within the Canadian security market, coupled with our existing Toronto operations, will enable DynTek to achieve a critical mass in the Canadian market.”

About DynTek

DynTek is a leading provider of professional technology services to mid-market companies, such as state and local governments, educational institutions and commercial entities in the largest IT markets nationwide.  The company offers technology practices in IT security, advanced network infrastructure, voice over internet protocol (“VOIP”), and access infrastructure.  DynTek’s multidisciplinary approach allows our clients to turn to a single source for their most critical technology requirements.  For more information, visit www.dyntek.com.

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This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby.  Investors are cautioned that certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors. Such uncertainties and risks include, among others, our ability to renew contracts with customers of Sensible Security Solutions;  success in reaching target markets for services and products in a highly competitive market and the ability to maintain existing and attract future customers; the ability to finance and sustain operations, including the ability to comply with the terms of working capital facilities and/or other term indebtedness of the Company, and to extend such obligations when they become due, or to replace them with alternative financing; the ability to raise equity capital in the future; the ability to achieve profitability despite historical losses from operations; the ability to maintain business relationships with IT product vendors and the ability to procure products as necessary; the size and timing of additional significant orders and their fulfillment; the continuing desire of and available budgets for state and local governments to outsource to private contractors; the ability to successfully identify and integrate acquisitions; the retention of skilled professional staff and certain key executives; the performance of the Company’s government and commercial technology services; the continuation of general economic and business conditions that are conducive to outsourcing of IT services; the ability to maintain trading on the NASD OTC Bulletin Board or other markets in the future; and such other risks and uncertainties included in our Annual Report on Form 10-K filed on October 13, 2006, and other SEC filings.  The Company has no obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements.